Exhibit 10.44

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this “Amendment”) is entered into as of March 6, 2009, but effective as of the Effective Date (as defined below), by and among KMG CHEMICALS, INC., a Texas corporation (“KMG Chemicals”), KMG-BERNUTH, INC., a Delaware corporation (“KMG-Bernuth”), and KMG ELECTRONIC CHEMICALS, INC., a Texas corporation (“KMG ECI” and, together with KMG Chemicals and KMG-Bernuth, collectively, the “Companies” and each, individually, a “Company”), and the undersigned holders of Notes (as hereinafter defined).

Recitals

A.            The Companies entered into a Note Purchase Agreement dated as of December 31, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), with the several Purchasers (as defined in the Note Agreement) listed in the Purchaser Schedule attached thereto, pursuant to which the Companies issued and sold to such Purchasers the Companies’ 7.43% Senior Secured Notes due December 31, 2014, in the aggregate principal amount of $20,000,000 (together with any such promissory notes that may have been issued in substitution or exchange therefor prior to the date hereof, the “Notes”).

B.            The Companies desire to make certain amendments and modifications to the Note Agreement, as set forth in this Amendment, and the undersigned holders of Notes, subject to the terms and conditions set forth herein, are willing to agree to such amendments and modifications.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Note Agreement.

2.             Amendments to Schedule B (Defined Terms).

(a)           Schedule B of the Note Agreement is hereby amended by restating the following definitions to read in their entirety as follows:

“EBIDA” means, with respect to an applicable Person for the applicable period, Net Income, plus, to the extent deducted in determining Net Income, the sum of (without duplication) Interest Expense, Amortization Expense, Depreciation Expense, Extraordinary Expense and all other non-cash charges, all determined in accordance with GAAP.

“EBITDA” means, with respect to an applicable Person for the applicable period, Net Income, plus, to the extent deducted in determining Net Income, the sum of (without duplication) Interest Expense, Income Tax Expense, Amortization Expense, Depreciation Expense, Extraordinary Expense and all other non-cash charges, all determined in accordance with GAAP.

(b)           Schedule B of the Note Agreement is hereby amended by adding the following new definition in the appropriate alphabetical position therein:

“Extraordinary Expense” means any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Net Income for such period, non-cash losses on sales of assets outside of the Ordinary Course of Business) which shall have been approved by the Required Holders, minus, to the extent included in the statement of such Net Income for such period, the amount of any Extraordinary Receipts (including, whether or not otherwise includable as a separate item in the statement of Net Income for such period, receipts on sales of assets outside of the Ordinary Course of Business) which shall have been approved by the Required Holders.

3.             Amendment to Section 10.1(c) (Financial Covenants).  Section 10.1(c) of the Note Agreement is hereby amended by restating it in its entirety to read  as follows:

(c)           a ratio of Funded Debt to EBITDA of not more than (i) from the date of this Amendment through January 31, 2009, 3.50 to 1.00, (ii) from February 1, 2009 through April 30, 2009, 3.25 to 1.00, and (iii) thereafter, 3.00 to 1.00.

4.             Representations and Warranties of the Company.  Each Company hereby represents and warrants that it is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.  Each Company has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and the Note Agreement as amended hereby.  The execution and delivery by each Company of this Amendment and the performance by each such Company of its obligations under this Amendment and the Note Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each Company.  Each Company has duly executed and delivered this Amendment, and this Amendment and the Note Agreement as amended hereby constitute the legal, valid and binding obligations of each Company, enforceable against each such Company in accordance with its terms.

5.             Conditions to Effectiveness.  This Amendment shall become effective, as of January 30, 2009 (the “Effective Date”), when the undersigned holder(s) of Notes shall have received (i) counterpart(s) of this Amendment and (ii) an executed copy of an amendment to the Amended and Restated Credit Agreement, dated as of January 30, 2009, by and among the Companies and Wachovia Bank, N.A., substantially the same as the amendments to the Note Agreement as set forth in this Amendment, in form and substance satisfactory to such holder(s), duly executed and delivered by each Company and each of the other parties thereto.

6.             Miscellaneous.

(a)           References to Note Agreement.  Upon and after the date of this Amendment, each reference to the Note Agreement in the Note Agreement, the Notes or any other instrument or agreement entered into in connection therewith or otherwise related thereto shall mean and be a reference to the Note Agreement as amended by this Amendment.

(b)           Ratification and Confirmation.  Except as specifically amended herein, the Note Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

(c)           No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of Notes, nor constitute a waiver of any provision of the Note Agreement, any Note or any other instrument or agreement entered into in connection therewith or otherwise related thereto.

(d)           Expenses.  Each Company agrees to pay promptly all expenses of the holders of Notes related to this Amendment and all matters contemplated hereby, including, without limitation, all fees and expenses of the holders’ special counsel.

(e)           GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(f)            Counterparts.  This Amendment may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document.  Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

KMG CHEMICALS, INC.

By:	/s/
Name:
Title:

KMG-BERNUTH, INC.

By:	/s/
Name:
Title:

KMG ELECTRONIC CHEMICALS, INC.

By:	/s/
Name:
Title:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/
Name:
Title:

Signature page to Amendment No. 1 to Note Agreement